November 1, 1999


North American Vaccine, Inc.
10150 Old Columbia Road
Columbia, Maryland  21046
Attention:   Dr. Randal Chase
             Chief Executive Officer and President


     Re:   Revolving Credit Facility
           -------------------------

Ladies/Gentlemen:

BANK OF AMERICA, N.A. ("LENDER") is pleased to make available to NORTH AMERICAN VACCINE, INC., a Canadian corporation ("BORROWER"), a revolving credit facility on the terms and subject to the conditions set forth below. Terms not defined herein have the meanings assigned to them in EXHIBIT A hereto.

1. THE FACILITY.

   (a) THE COMMITMENT. Subject to the terms and conditions set forth herein, Lender agrees to make available to Borrower until the Maturity Date a revolving line of credit providing for loans ("LOANS") in an aggregate principal amount not exceeding at any time US$30,000,000 (the "COMMITMENT"); PROVIDED, HOWEVER, Lender shall not be obligated to advance Loans in an aggregate principal amount exceeding $5,000,000 until such time as Lender (I) shall have received written evidence satisfactory to Lender of the approval of the finance committee of Guarantor to permit Loans in an aggregate amount exceeding $5,000,000 (but in no event greater than the Commitment), (II) shall have been granted a first priority security interest in the collateral set forth in SCHEDULE 3(K) attached hereto and (III) shall otherwise comply with the terms and conditions set forth in PARAGRAPH 2(B) hereof. Subject to the foregoing limits, Borrower may borrow, repay and reborrow Loans until the Maturity Date.

   (b) BORROWINGS, CONVERSIONS, CONTINUATIONS. Borrower may request that Loans be (i) made as or converted to Base Rate Loans by irrevocable notice to be received by Lender not later than 11 a.m. on the Business Day of the borrowing or conversion, or (ii) made or continued as, or converted to,

         Offshore Rate Loans by irrevocable notice to be received by Lender not later than 11 a.m. three Business Days prior to the Business Day of the borrowing, continuation or conversion. If Borrower fails to give a notice of conversion or continuation prior to the end of any Interest Period in respect of any Offshore Rate Loan, Borrower shall be deemed to have requested that such Loan be converted to a Base Rate Loan on the last day of the applicable Interest Period.

         Each Offshore Rate Loan shall be in a minimum principal amount of $1,000,000 or a multiple of $500,000 in excess thereof. Each Base Rate Loan shall be in a minimum principal amount of $500,000 or a multiple of $100,000 in excess thereof. There shall not be more than five (5) different Interest Periods in effect at any time. Notwithstanding the foregoing, except for the initial Loan, Borrower shall not be permitted to borrow Loans in an aggregate principal amount in excess of $2,500,000 during any consecutive fourteen (14) day period (measured on a rolling fourteen (14) day basis) (unless otherwise consented to in writing by Guarantor) and only for the purposes set forth in PARAGRAPH 3(F) hereof.

   (c) INTEREST. At the option of Borrower, Loans shall bear interest at a rate per annum equal to (i) the Offshore Rate PLUS .625%; or (ii) the Base Rate. Interest on Base Rate Loans when the Base Rate is determined by Lender's prime rate shall be calculated on the basis of a year of 365 or 366 days and actual days elapsed. All other interest hereunder shall be calculated on the basis of a year of 360 days and actual days elapsed.

         Borrower promises to pay interest (i) for each Offshore Rate Loan, on the last day of the applicable Interest Period, and, if the Interest Period is longer than one month, on the respective dates that fall every month after the beginning of the Interest Period; (ii) for Base Rate Loans, on the last Business Day of each calendar month; and (iii) for all Loans, on the Maturity Date. If the time for any payment is extended by operation of law or otherwise, interest shall continue to accrue for such extended period.

         After the date any principal amount of any Loan is due and payable (whether on the maturity date, upon acceleration or otherwise), or after any other monetary obligation hereunder shall have become due and payable, Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Base Rate plus 2%. Such interest shall be payable on demand.

         In no case shall interest hereunder exceed the amount that Lender may charge or collect under applicable law.

   (d) EVIDENCE OF LOANS. The Loans and all payments thereon shall be evidenced by Lender's loan accounts and records; PROVIDED, HOWEVER, that upon the request of Lender, the Loans may be evidenced by a grid promissory note in the form of EXHIBIT B hereto, instead of or in addition to such loan accounts and records. Such loan accounts, records and promissory note shall be conclusive absent manifest error of the amount of the Loans and payments thereon. Any failure to record any Loan or payment thereon or any error in doing so shall not limit or otherwise affect the obligation of Borrower to pay any amount owing with respect to the Loans.

   (e) FEES. Borrower promises to pay the following fees in accordance with the terms hereof:

         (i) STRUCTURING FEE. Borrower shall pay to Lender a fee (the "STRUCTURING FEE") in accordance with the terms and conditions of that certain letter agreement dated as of November 1, 1999 among Borrower, Guarantor and Lender. The Structuring Fee shall be due and payable to Lender upon the execution and delivery of this Agreement and shall be non-refundable once paid.

         (ii) COMMITMENT FEE. Borrower shall pay to Lender a commitment fee (the "COMMITMENT FEE") of .25% per annum on the daily unused portion of the Commitment, payable in arrears on the last Business Day of each calendar month and on the Maturity Date, and calculated on the basis on a year of 360 days and actual days elapsed; provided that Borrower shall not be obligated to pay the Commitment Fee with respect to the portion of the Commitment that is not available (in accordance with the terms of PARAGRAPH 1(A) hereof) for borrowing by Borrower.

   (f) REPAYMENT. Borrower promises to pay all Loans then outstanding on the Maturity Date, unless earlier accelerated in accordance with the terms of this Agreement.

         Borrower shall make all payments required hereunder not later than 1 p.m. on the date of payment in same day funds in United States Dollars at the office of Lender located at 100 North Tryon Street, Charlotte, North Carolina 28255 or such other address as Lender may from time to time designate in writing.

         All payments by Borrower to Lender hereunder shall be made to Lender in full without set-off or counterclaim and free and clear of and exempt from, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof. If any taxes are required to be withheld or deducted from any amount payable under this Agreement or the Note (if any), then the amount payable under this Agreement or such Note shall be increased to the amount which, after deduction from such increased amount of all taxes required to be withheld or deducted therefrom, will yield to Lender the amount stated to be payable under this Agreement or such Note. Borrower shall reimburse Lender for any taxes imposed on or withheld from such payments and paid by Lender (other than taxes imposed on Lender's income, and franchise taxes imposed on Lender, by the jurisdiction under the laws of which Lender is organized or any political subdivision thereof) not later than 10 days after written demand by Lender, and Borrower shall be responsible for any interest, penalties and expenses incurred by Lender in connection with the collection of such amounts.

   (g) PREPAYMENTS. Borrower may, upon three Business Days' notice, in the case of Offshore Rate Loans, and upon same-day notice in the case of Base Rate Loans, prepay Loans on any Business Day; PROVIDED that Borrower pays all Breakage Costs (if any) associated with such prepayment on the date of such prepayment. Prepayments of Offshore Rate Loans must be accompanied by a payment of interest on the amount so prepaid. Prepayments must be in a principal amount of at least $500,000 or a multiple of $100,000 in excess thereof.

   (h) COMMITMENT REDUCTIONS. Borrower may, upon five Business Days' notice, reduce or cancel the undrawn portion of the Commitment, PROVIDED, that the amount of such reduction is not less than $500,000 or a whole multiple thereof.

2. (a) CONDITIONS PRECEDENT TO INITIAL LOAN. As a condition precedent to the initial Loan hereunder (which such amount shall not exceed US$5,000,000), Lender must receive the following from or on behalf of Borrower and/or Guarantor in form satisfactory to Lender and Guarantor (provided that with respect to items delivered by Guarantor to Lender, such items need only be satisfactory to Lender in its discretion):

         (i) the enclosed duplicate of this Agreement duly executed and delivered on behalf of Borrower;

         (ii)  (A) the Security  Agreement and the IP Security  Agreement,  each duly  executed and  delivered on behalf of Borrower to Lender and
               (I) UCC  financing  statements  executed on behalf of Borrower to

               Lender for each appropriate jurisdiction as is necessary, in Lender's and Guarantor's discretion, to perfect its security interest in such collateral and/or (II) such patent/trademark/copyright filings executed on behalf of Borrower to be made with the United States Patent and Trademark Office as requested by Lender in order to perfect Lender's security interest in such collateral and (B) a security agreement and intellectual property security agreement executed and delivered on behalf of Borrower to Guarantor in consideration of Borrower's obligations under the Reimbursement Agreement and (I) UCC financing statements executed on behalf of Borrower to Guarantor for each appropriate jurisdiction as is necessary, in Guarantor's discretion, to perfect its security interest in such collateral and/or (II) such patent/trademark/copyright filings executed on behalf of Borrower to be made with the United States Patent and Trademark Office as requested by Guarantor in order to perfect Guarantor's security interest in such collateral;

         (iii) legal documentation deemed necessary or appropriate by Lender and Guarantor under Canadian law to pledge Borrower's interest with respect to the collateral described in the Security Agreement and the IP Security Agreement;

         (iv)  the Guaranty duly executed and delivered on behalf of Guarantor;

         (v) the Reimbursement Agreement duly executed and delivered on behalf of Borrower;

         (vi) a favorable legal opinion of (A) U.S. counsel(s) to Borrower acceptable to Lender and Guarantor regarding, but not limited to, the due authorization, execution, delivery and enforceability of this Agreement and the perfection of the security interests granted to Lender by the Security Agreement and the IP Security Agreement and (B) Canadian counsel to Borrower acceptable to Lender and Guarantor regarding, but not limited to, the due authorization, execution, delivery and enforceability of the Canadian collateral documents and the perfection of the security interests granted thereunder;

         (vii) the execution and delivery of that certain letter agreement dated as of November 1, 1999 among Borrower, Guarantor and Lender and the payment of the fees referenced therein;

         (viii) the execution and delivery of that certain letter agreement between Borrower and Guarantor regarding the payment by Borrower of certain break-up fees;

         (ix) a copy of (A) the articles of incorporation (or other charter documents) and bylaws of Borrower certified by a secretary or assistant secretary of Borrower to be true and correct as of the Closing Date and (B) the articles of incorporation (or other charter documents) and bylaws of Guarantor certified by a secretary or assistant secretary of Guarantor to be true and correct as of the Closing Date;

         (x) a certified borrowing resolution or other evidence of Borrower's authority to borrow hereunder;

         (xi) a certified resolution or other evidence of Guarantor's\ authority to deliver the Guaranty;

         (xii)  a certificate of incumbency for each of Borrower and Guarantor;

         (xiii) a certificate of good standing, existence or its equivalent with respect to each of Borrower and Guarantor certified as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing would have a Material Adverse Effect;

         (xiv) if requested by Lender, a promissory note as contemplated in PARAGRAPH 1(D) above;

         (xv) receipt of (A) audited consolidated balance sheet and statements of earnings and cash flow of Borrower and its Subsidiaries as of December 31, 1998 and (B) unaudited consolidated balance sheet and statements of earnings and cash flow of Borrower and its Subsidiaries for the fiscal quarters ending March 31, 1999 and June 30, 1999, respectively;

         (xvi) receipt of copies of (A) the Royal Bank of Canada Credit Facility certified by an officer of Borrower to be a true and accurate copy and (B) each other credit agreement of Borrower and/or its Subsidiaries evidencing liabilities, in each case, of Borrower and/or its Subsidiaries in excess of $1,000,000; and

         (xvii) such other documents as Lender or Guarantor may reasonably request.

   (b) CONDITIONS PRECEDENT TO SECOND BORROWING. As a condition precedent to the second borrowing under this Agreement (which such second borrowing shall not exceed U.S. $25,000,000 and together with the initial Loan shall not exceed in the aggregate U.S. $30,000,000), Lender must receive the following from or on behalf of Borrower and/or Guarantor in form satisfactory to Lender and Guarantor (provided that with respect to items delivered by Guarantor to Lender, such items need only be satisfactory to Lender in its discretion):

         (i) written evidence satisfactory to Lender of the approval of the finance committee of Guarantor to permit Loans in an aggregate amount exceeding $5,000,000;

         (ii) (A) Borrower shall have granted to Lender a first priority security interest in additional unencumbered collateral existing at such time which is reasonably satisfactory to Lender and Guarantor and Borrower shall have executed and delivered (I) all necessary documents to be filed with the U.S. Patent and Trademark Office and other appropriate filing locations and (II) all UCC financing statements for each appropriate jurisdiction as deemed necessary by Lender and Guarantor, in Lender's and Guarantor's discretion, to Lender or its designee for filing with the appropriate offices and (B) Borrower shall have granted to Guarantor a security interest in the additional collateral referred to in subsection (A) above and Borrower shall have executed and delivered (I) all necessary documents to be filed with the U.S. Patent and Trademark Office and other appropriate filing locations and (II) all UCC financing statements for each appropriate jurisdiction as deemed necessary by Lender and Guarantor, in Lender's and Guarantor's discretion, to Guarantor or its designee for filing with the appropriate offices; and

         (iii) a legal opinion of counsel(s) to Borrower acceptable to Lender and Guarantor regarding, but not limited to, the due authorization, execution, delivery and enforceability of such documents related to the additional collateral;

         (iv) an officer's certificate of Borrower stating that all representations and warranties set forth in PARAGRAPH 3 continue to be true and correct in all material respects as of the date of such borrowing and that no Default or Event of Default shall have occurred and be continuing on the date of such borrowing;

         (v) the North American Vaccine Acquisition Agreement shall have been executed and delivered on or before November 16, 1999;

         (vi) no Material Adverse Change shall have occurred since the Closing Date; and

         (vii) such other documents, filings or opinions as Lender or Guarantor may reasonably request.

   (c)   CONDITIONS  TO  EACH  BORROWING,  CONTINUATION  AND  CONVERSION.  As  a
         condition   precedent  to  each   borrowing   (including   the  initial
         borrowing), conversion and continuation of any Loan:

         (i) Borrower must furnish Lender and Guarantor with, as appropriate, a notice of borrowing, conversion or continuation;

         (ii) each representation and warranty set forth in PARAGRAPH 3 below shall be true and correct in all material respects as if made on the date of such borrowing, continuation or conversion; and

         (iii) no Default or Event of Default shall have occurred and be continuing on the date of such borrowing, continuation or conversion.

               Each notice of borrowing and notice of conversion or continuation shall be deemed a representation and warranty by Borrower that the conditions referred to in clauses (ii) and (iii) above have been met.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to the Lender that:

    (a) EXISTENCE AND QUALIFICATION; POWER; COMPLIANCE WITH LAWS. It is a corporation duly organized or formed, validly existing and in good standing under the laws of Canada, has the power and authority and the legal right to own and operate its properties, to lease the properties it operates and to conduct its business, is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and is in compliance with all laws except to the extent that noncompliance does not have a Material Adverse Effect.

    (b) POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower are within its powers and have been duly authorized by all necessary action, and this Agreement is and the other Loan Documents, when executed, will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable Debtor Relief Laws and general principles of equity. The execution, delivery and performance of this Agreement and the other Loan Documents are not in contravention of law or of the terms of Borrower's organic documents and will not result in the breach of or constitute a default under, or result in the creation of a lien under any indenture, agreement or undertaking to which Borrower is a party or by which it or its property may be bound or affected.

(c) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT. (I) The audited consolidated balance sheet and statements of earnings and cash flow of Borrower and its Subsidiaries for the fiscal year ended as of December 31, 1998 have heretofore been furnished to Lender and filed with Borrower's Form 10-K for the fiscal year then ended. The unaudited consolidated balance sheet and statements of earnings and cash flows for the fiscal quarters ending March 31, 1999 and June 30, 1999, respectively, have heretofore been furnished to Lender and filed with Borrower's Form 10-Q for such quarters. The financial statements for Borrower's fiscal quarter ending June 30, 1999 (excluding any amendments, restatements or subsequent filings with respect thereto) present fairly the consolidated financial condition of Borrower and its Subsidiaries as of June 30, 1999, and since June 30, 1999 there has been no event or circumstance that has a Material Adverse Effect, except as has been publicly disclosed by Borrower prior to the date hereof or except as set forth in Schedule 3(c). All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied except as disclosed in the notes thereto.

         (II) On and as of the Closing Date, the Projections delivered to the Lender have been prepared in good faith and are based on reasonable assumptions, and there are no statements, calculations or conclusions in the Projections which are based upon or include information known to Borrower to be misleading in any material respect or which fail to take into account material information known to Borrower regarding the matters reported therein. On the Closing Date, Borrower believes that the Projections are reasonable.

    (d) NO MATERIAL LITIGATION. Except as set forth in SCHEDULE 3(D) hereof, no litigation or governmental proceeding is pending or, to the best knowledge of Borrower, threatened by or against Borrower which, if adversely determined, has a Material Adverse Effect.

    (e) NO DEFAULT. No Default or Event of Default has occurred and is continuing.

    (f) USE OF PROCEEDS. The proceeds of the Loans will be used solely for working capital purposes of Borrower (and in any event in accordance with the restrictions set forth in Section 4(c) hereof) and not for any other purposes except as set forth in SCHEDULE 3(F) hereto.

    (g) ERISA. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code, and other Federal or state law, including all requirements under the Code or ERISA for filing reports, and benefits have been paid in accordance with the provisions of such Plan except where the failure to be in compliance in all material respects does not have a Material Adverse Effect.

    (h) ENVIRONMENTAL MATTERS. All facilities owned or leased by Borrower or its Subsidiaries have been and continue to be in material compliance with all material environmental laws and regulations.

    (i) YEAR 2000. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by customers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications and devices containing imbedded computer chips used by Borrower or any of its Subsidiaries (or their respective customers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications and devices containing imbedded computer chips (including those of its and its Subsidiaries' customers and vendors) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so does not have a Material Adverse Effect.

    (j) FULL DISCLOSURE. No written statement made by Borrower to Lender in connection with this Agreement, or in connection with any Loan, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading.

    (k) INTELLECTUAL PROPERTY. Borrower owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "INTELLECTUAL PROPERTY") necessary for it to conduct its business as currently conducted, except for such Intellectual Property for which the failure to own or have the legal right to use could not have a Material Adverse Effect. Set forth on SCHEDULE 3(K) is a list of all Intellectual Property that Borrower is pledging as collateral on the Closing Date. Except as provided on SCHEDULE 3(K), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Borrower have knowledge of any such claim, and the use of such Intellectual Property by Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect.

    (l) NO OTHER LIENS. Other than as disclosed in SCHEDULE 3(K) or otherwise disclosed in writing to Lender and Guarantor, with respect to the "Collateral" (as defined in the Security Agreement) and the "Intellectual Property Collateral" (as defined in the IP Security Agreement), Borrower has not assigned rights of payment in or otherwise granted a security interest with respect to such rights or collateral to any other Person.

4.  COVENANTS. So   long   as  principal   of   and  interest on any Loan or any
    other amount payable hereunder or under any other Loan Document remains unpaid or unsatisfied and the Commitment has not been terminated:

    (a)  INFORMATION.  Borrower shall deliver to Lender:

         (i) (A) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with generally accepted accounting principles applied on a consistent basis and certified by independent public accountants of nationally recognized standing and (B) as soon as available and in any event within 30 days after the end of each fiscal year of Borrower a preliminary consolidated balance sheet of Borrower and its Subsidiaries as of the end of such fiscal year and the related preliminary consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form figures for
               (I) Borrower's previous fiscal year and (II) the projected budget for the fiscal year then ended, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of Borrower as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and, in addition to the preliminary statements required to be delivered pursuant to (B) above, Borrower shall provide to Lender any changes or modifications (if any) to such preliminary financial statements every two weeks after the initial delivery of such preliminary statements;

         (ii) (A) as soon as available and in any event within 30 days after the end of each of the first three quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of Borrower as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis and (B) as soon as available and in any event within 15 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower a preliminary consolidated balance sheet of Borrower and its Subsidiaries as of the end of such quarter and related preliminary consolidated statements of income and cash flow for such quarter then ended;

         (iii) as soon as  available   and   in  any event  within 20 days after
               the end of each  month  (except  the  final  month of its  fiscal year), a copy of the unaudited consolidated balance sheet of Borrower and its Subsidiaries and the related consolidated statements of income and cash flows for such month, setting forth in each case in comparative form the figures for (A) the corresponding month of Borrower's previous fiscal year and (B) the projected budget for the month then ended, all in reasonable detail and duly certified (subject to normal year-end adjustments) by the chief financial officer of Borrower as having been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

         (iv) within 20 days after the end of each month (except the final month of its fiscal year), a certificate of Borrower certified by the chief financial officer of Borrower that (A) each of the representations and warranties set forth in PARAGRAPH 3 hereof are true and accurate as of the end of such fiscal month and (B) no Default or Event of Default shall have occurred and be continuing as of the end of such fiscal month;

         (v) promptly upon transmission or receipt thereof, (A) complete copies of any filings and registrations with, and reports (special or otherwise) to or from, the Securities and

               Exchange Commission or any successor agency, (B) proxy statements, notices and reports that Borrower sends to its shareholders and (C) copies of all press releases issued by Borrower;

         (v) promptly upon Borrower's obtaining knowledge of any Default or Event of Default, a certificate of the chief financial officer of Borrower setting forth the details thereof and any action that Borrower is taking or proposes to take with respect thereto; and

         (vi) from time to time such additional information regarding the financial condition or business of Borrower and its Subsidiaries as Lender may reasonably request.

         (b) OTHER AFFIRMATIVE COVENANTS. Borrower shall, and shall cause each of its Subsidiaries to:

              (i) preserve and maintain all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business;

              (ii) comply with the requirements of all applicable  laws,  rules, regulations, and orders of governmental authorities the violation of which could result in a Material Adverse Effect;

             (iii) pay and  discharge  when  due  all  taxes,  assessments,  and governmental charges or levies imposed on it or on its income or profits or any of its property, except for any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

              (iv) maintain all of its properties  owned or used in its business in good working order and condition ordinary wear and tear excepted;

              (v) permit representatives of Lender, during normal business hours and upon reasonable notice, to examine, copy, and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, directors, and accountants;

              (vi) cause  (A) all of its  Intellectual  Property  set  forth  on
                   SCHEDULE 3(K) and (B) all of its receivables and other collateral subject to the Security Agreement to be subject at all times to first priority, perfected Liens in favor of Lender to secure the obligations under this Agreement pursuant to the terms and conditions of the IP Security

                   Agreement and the Security Agreement. Borrower shall promptly notify Lender of the acquisition of any Intellectual Property subsequent to the Closing Date; and

             (vii) maintain  insurance in such amounts,  with such  deductibles, and against such risks as is customary for similarly situated businesses.

         (c) NEGATIVE COVENANTS. Borrower shall not, nor shall it permit any of its Subsidiaries to:

               (i) INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, EXCEPT: (A) Indebtedness under the Loan
                    Documents and (B) Indebtedness outstanding on the date hereof and listed on SCHEDULE 4(C)(I); provided that from and after the date of this Agreement, in no event shall Borrower or its Subsidiaries be permitted to make any additional borrowings under the Royal Bank of Canada Credit Facility (not to include conversions or continuations of existing borrowed amounts).

               (ii) LIENS  AND  NEGATIVE  PLEDGES.  Incur,  assume  or suffer to exist, any Lien or Negative Pledge upon any of its property, assets or revenues, whether now owned or hereafter acquired, EXCEPT Liens and Negative Pledges existing on the date hereof and listed on SCHEDULE 4(C)(II).

              (iii) FUNDAMENTAL CHANGES.  Except as provided for or contemplated under the North America Vaccine Acquisition Agreement, merge or consolidate with or into any Person or enter into any other agreement contemplating a merger, consolidation or disposition of all or substantially all of its assets with any other Person (other than Guarantor or any Affiliate of Guarantor) or liquidate, wind-up or dissolve itself, or permit or suffer any liquidation or dissolution or use the proceeds of any Loan in connection with any merger or acquisition of assets.


               (iv) DISPOSITIONS.   Make  any   Dispositions,   other   than (A)
                    Dispositions of inventory and (B) other than Dispositions in the ordinary course of Borrower's business and in amounts not to exceed $25,000 for any single Disposition.

               (v)  INVESTMENTS. Make any Investments.

               (vi) LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, EXCEPT leases in existence on the date hereof and any renewal, extension or refinancing thereof provided that the rental payments or financed amount with respect to such lease does not increase.

              (vii) RESTRICTED   PAYMENTS.   Make  any  Restricted  Payments  or
                    otherwise prepay any obligations or liabilities (whether in the ordinary course or otherwise).

             (viii) ERISA. At  any  time engage in a transaction  which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or
                    (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

               (ix) CHANGE IN NATURE OF BUSINESS.  Make any change in the nature of the business of Borrower or its Subsidiaries as conducted and as proposed to be conducted as of the date hereof.

               (x) TRANSACTIONS WITH AFFILIATES. Enter into any transaction of any kind with any Affiliate of Borrower other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

               (xi) CAPITAL EXPENDITURES.  Except as set forth in SCHEDULE  3(f)
                    hereto, mmake, or become legally obligated to make, any capital expenditure in excess of $100,000 from the Closing Date to and including the Maturity Date.

              (xii) CHANGE IN AUDITORS.  Change the certified public accountants auditing the books of Borrower without the consent of Lender.

5. EVENTS OF DEFAULT. The following are "EVENTS OF DEFAULT" hereunder:

   (a) Borrower fails to pay any principal of any Loan as and on the date when due; or

   (b) Borrower fails to pay any interest on any Loan, or any commitment fees due hereunder, or any portion thereof, within three days after the date when due; or Borrower fails to pay any other fees or amount payable to Lender under any Loan Document, or any portion thereof, within five days after the date due; or

   (c) Any default occurs in the observance or performance of any agreement contained in PARAGRAPH 4(a) or 4(c) hereof; or

   (d) Borrower fails to perform or observe any other covenant or agreement (not specified above) contained in any Loan Document on its part to be performed or observed and such failure continues for 10 days; or

   (e) Any representation or warranty in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by Borrower pursuant to or in connection with any Loan Document proves to have been incorrect when made or deemed made; or

   (f) Borrower (i) defaults in any payment when due of principal of or interest on any indebtedness (other than indebtedness hereunder), or
        (ii) defaults in the observance or performance of any other agreement or condition relating to any indebtedness (other than indebtedness hereunder) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, indebtedness having an aggregate principal amount in excess of $100,000 to be demanded or become due (automatically or otherwise) prior to its stated maturity, or any guaranty obligation in such amount to become payable, or Borrower is unable or admits in writing its inability to pay its debts as they mature; or

   (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all the indebtedness hereunder, ceases to be in full force and effect or to give Lender the Liens, rights, powers and privileges purported to be created thereby, or any Loan Document is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

   (h) The Guaranty or any provision thereof shall cease to be in full force and effect or Guarantor or any Person acting by or on behalf of Guarantor shall deny or disaffirm Guarantor's obligations under the Guaranty, or Guarantor shall otherwise default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty, including without limitation the occurrence of any Guaranty Event of Default; or

   (i) A final judgment against Borrower is entered for the payment of money in excess of $100,000 and such judgment remains unsatisfied without procurement of a stay of execution within 10 calendar days after the date of entry of judgment; or

   (j) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under Debtor Relief Laws, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of Borrower or such Subsidiary; or any proceeding under Debtor Relief Laws relating to Borrower or any Subsidiary or to all or any part of Borrower's or such Subsidiary's property is instituted without the consent of Borrower or such Subsidiary, or an order for relief is entered in any such proceeding; or

   (k)  Any event occurs which has a Material Adverse Effect; or

   (l) An "Event of Default" (as such term is defined in the Royal Bank of Canada Credit Facility) occurs under the Royal Bank of Canada Credit Facility; or

   (m) The North American Vaccine Acquisition Agreement shall not be executed by the Borrower and Guarantor on or prior to November 16, 1999 or the North American Vaccine Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason or the North American Vaccine Acquisition Agreement or any letter of intent associated therewith shall be terminated by any party thereto; or

   (n) An "Event of Default" (as such term is defined in (x) that certain Indenture dated as of May 7, 1996 between Borrower and Marine Midland Bank (the "MARINE MIDLAND INDENTURE"), or (y) that certain Indenture dated November 12, 1998, between Borrower and Bankers Trust Company (the "BT Indenture")) occurs under the Marine Midland Indenture or the BT Indenture; or

   (o)  Any Change of Control.

   Upon the occurrence of an Event of Default, Lender may declare the Commitment to be terminated, whereupon the Commitment shall be terminated, and/or declare all sums outstanding hereunder and under the other Loan Documents to be immediately due and payable, together with all interest thereon, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; PROVIDED, HOWEVER, that upon the occurrence of any event specified in Paragraph 5(j) above, the Commitment shall automatically terminate, and all sums outstanding hereunder and under each other Loan Document shall become immediately due and payable, together with all interest thereon, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

6. MISCELLANEOUS.

   (a) All financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles consistently applied.

   (b) All references herein and in the other Loan Documents to any time of day shall mean the local (standard or daylight, as in effect) time of Charlotte, North Carolina.

   (c)   All Breakage Costs shall be for the account of Borrower.

   (d) If at any time Lender, in its sole discretion, determines that (i) deposits in the amount of any requested Offshore Rate Loan for any requested Interest Period are not available to Lender in the offshore dollar interbank market, or (ii) the Offshore Rate does not accurately reflect the funding cost to Lender of lending such Loans, Lender's obligation to make Offshore Rate Loans shall cease for the period during which such circumstance exists.

   (e) Borrower shall reimburse or compensate Lender, upon demand, for all costs incurred, losses suffered or payments made by Lender which are applied or reasonably allocated by Lender to the transactions contemplated herein (all as determined by Lender in its reasonable discretion) by reason of any and all future reserve, deposit, capital adequacy or similar requirements against (or against any class of or change in or in the amount of) assets, liabilities or commitments of, or extensions of credit by, Lender; and compliance by Lender with any directive, or requirements from any regulatory authority, whether or not having the force of law.

   (f) No amendment or waiver of any provision of this Agreement or of any other Loan Document and no consent by Lender to any departure therefrom by Borrower shall be effective unless such amendment, waiver or consent shall be in writing and signed by a duly authorized officer of Lender, and any such amendment, waiver or consent shall then be effective only for the period and on the conditions and for the specific instance specified in such writing. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other rights, power or privilege.

   (g) Except as otherwise expressly provided herein, notices and other communications to each party provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy or electronic mail to the address set forth on the signature page hereto or as otherwise provided in writing from time to time by such party. Any such notice or other communication sent by overnight courier service, mail or telecopy shall be effective on the earlier of actual receipt and (i) if sent by overnight courier service, the scheduled delivery date, (ii) if sent by mail, the fourth Business Day after deposit in the U.S. mail first class postage prepaid, and
         (iii) if sent by telecopy, when transmission in legible form is complete. All notices and other communications sent by the other means listed in the first sentence of this paragraph shall be effective upon receipt. Notwithstanding anything to the contrary contained herein, all notices (by whatever means) to Lender pursuant to PARAGRAPH 1(B) hereof shall be effective only upon receipt.

   (h) This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign its rights and obligations hereunder. LENDER MAY AT ANY TIME (I) ASSIGN ALL OR ANY PART OF ITS RIGHTS AND OBLIGATIONS HEREUNDER TO ANY OTHER PERSON WITH THE CONSENT OF BORROWER, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD, PROVIDED BORROWER HEREBY SPECIFICALLY ACKNOWLEDGES AND AGREES THAT NO SUCH CONSENT SHALL BE REQUIRED IF THE ASSIGNMENT IS TO (A) AN AFFILIATE OF LENDER, (B) GUARANTOR OR (C) IF A DEFAULT OR EVENT OF DEFAULT EXISTS, AND (II) GRANT TO ANY OTHER PERSON PARTICIPATING INTERESTS IN ALL OR PART OF ITS RIGHTS AND OBLIGATIONS HEREUNDER WITHOUT NOTICE TO BORROWER. Borrower agrees to execute any documents reasonably requested by Lender in connection with any such assignment. All information provided by or on behalf of Borrower to Lender or its affiliates may be furnished by Lender to its affiliates and to any actual or proposed assignee or participant.

   (i) Borrower shall pay Lender, on demand, all reasonable out-of-pocket expenses and legal fees (including the allocated costs for in-house legal services) incurred by Lender in connection with the enforcement of this Agreement or any instruments or agreements executed in connection herewith.

   (j) If any provision of this Agreement or any other Loan Document shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof or thereof. This Agreement supersedes all prior agreements and oral negotiations with respect to the subject matter hereof.

   (k) This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

   (l) This Agreement and the other Loan Documents are governed by, and shall be construed in accordance with, the laws of the State of New York and the applicable laws of the United States of America. Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court and each state court in the City of New York for the purposes of all legal proceedings arising out of or relating to any of the Loan Documents or the transactions contemplated thereby. Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address set forth beneath its signature hereto.
         Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

   (m) BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   (n) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than November 1, 1999.


                                      BANK OF AMERICA, N.A.


                                      By:/s/ Lawrence J. Gordon
                                         -----------------------------------
                                      Name:    Lawrence J. Gordon
                                      Title:   Vice President

                                      Notice Address:

                                      Bank of America Center
                                      700 Louisiana Street, TX4-213-08-10
                                      Houston, Texas  77002-2700
                                      Attention: Lawrence J. Gordon
                                                 Vice President
                                      Fax No.:   713-247-6719

ACCEPTED AND AGREED TO:


NORTH AMERICAN VACCINE, INC.


By:    /s/ Randal Chase
       -------------------------------
Name:  Randal Chase, Ph.D.
       -------------------------------
Title: Chief Executive Officer & President
       -----------------------------------

Date: November 1, 1999

Notice Address:

10150 Old Columbia Road
Columbia, Maryland  21046
Attention:  Vice-President
Fax No.:  (410) 309-4077

                                                                       EXHIBIT A

                                   DEFINITIONS

Affiliate:       Any Person directly or indirectly  controlling,  controlled by, or under direct or indirect  common control with,  Borrower.  A
                 Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power
                 (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

Agreement:       This  letter  agreement,  as  amended,  restated,     extended,
                 supplemented or otherwise modified in writing from time to time.

Base Rate:       A fluctuating rate  per  annum  equal  to the higher of (a) the
                 Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest publicly announced from time to time by Lender as its prime rate. The Lender's prime rate is a rate set by Lender based upon various factors including Lender's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.

Base Rate Loan:  A Loan bearing interest based on the Base Rate.

Breakage Costs:  Any  loss,  cost  or expense incurred by Lender  (including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by Lender to maintain the relevant Offshore Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) as a result of (i) any continuation, conversion, payment or prepayment of any Offshore Rate Loan on a day other than the last day of the Interest Period therefor (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (ii) any failure by Borrower (for a reason other than the failure of Lender to make a Loan when all conditions to making such Loan have been met by Borrower in accordance with the terms hereof) to prepay, borrow, continue or convert any Offshore Rate Loan on a date or in the amount notified by

                 Borrower.  The  certificate of Lender as to its costs of funds,
                 losses  and  expenses   incurred  shall  be  conclusive  absent
                 manifest error.

Business Day:    Any day other than a  Saturday,  Sunday,  or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the State of North Carolina where
                 Lender's lending office is located and, if such day relates to any Offshore Rate Loan, means any such day on which dealings in dollar deposits are conducted by and between banks in the offshore dollar interbank market.

Change of
Control: Any of the following events: (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act) (other than one or more of the Principal Shareholders) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a Person shall be deemed to have a "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 20% or more of the voting power of the Voting Stock of Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of Borrower convertible into or exercisable for Voting Stock of Borrower (whether or not such securities are then currently convertible or exercisable); or (b) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election to such board or whose nomination for election by the stockholders of Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office; or (c) the failure of Biochem Pharma Inc. at any time to directly own beneficially and of record on a fully diluted basis at least 35% of the Voting Stock of Borrower.

Closing Date:    Means the date of this Agreement.

Code: The Internal Revenue Code of 1986, as amended from time to time.

Contractual
Obligation:      Any  provision of any security  issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

Debtor Relief
Laws: The Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect affecting the rights of creditors generally.

Default: Any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

Disposition:     The sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal with or without recourse of any notes or accounts receivable or any rights and claims associated therewith.

ERISA: The Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto, as amended from time to time.

Event of
Default:         Has the meaning set forth in Paragraph 5.

Federal Funds
Rate: For any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

Governmental
Authority:       Any (a)  international,  foreign,  federal,  state,  county  or municipal government, or political subdivision thereof, (b) governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality, central bank or public body, or (c) court, administrative tribunal or public utility.

Guarantor:       Baxter International, Inc., a Delaware Corporation.

Guaranty:        The  Guaranty  dated as of the date of the  Agreement  given by
                 Guarantor for the benefit of Lender.

Guaranty Event
of Default:      Has the meaning set forth in the Guaranty.

Guaranty
Obligation:      Any (a)  guaranty  by a Person  of  Indebtedness  of,  or other obligation payable or performable by, any other Person or (b) assurance, agreement, letter of responsibility, letter of awareness, undertaking or arrangement given by a Person to an obligee of any other Person with respect to the payment or performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other
                 Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; PROVIDED, HOWEVER, that the term Guaranty
                 Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, covered by such Guaranty Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith.

Indebtedness:    As to any Person at a particular  time,  all items which would, in conformity  with GAAP, be  classified  as  liabilities  on a balance sheet of such Person as at such time  (excluding  trade and other accounts  payable in the ordinary  course of business in  accordance  with  customary  trade  terms and which are not overdue  for a  period  of  more  than 60  days  and  excluding
                 deferred  taxes),   but  in  any  event   including:   (a)  all
                 obligations   of  such  Person  for  borrowed   money  and  all
                 obligations  of such  Person  evidenced  by bonds,  debentures,
                 notes  or  other  similar   instruments;   (b)  any  direct  or
                 contingent  obligations of such Person arising under letters of
                 credit   (including    standby   and   commercial),    banker's
                 acceptances,   bank   guaranties,   surety  bonds  and  similar
                 instruments;  (c) net obligations under any Swap Contract in an amount equal to (i) if such Swap  Contract has been closed out, the  termination  value thereof,  or (ii) if such Swap Contract has not been  closed  out,  the  mark-to-market  value  thereof
                 determined  on  the  basis  of  readily  available   quotations
                 provided by any recognized dealer in such Swap Contract; (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness
                 (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (e) lease payment obligations under capital leases or Synthetic
                 Lease  Obligations;  and (f) all Guaranty  Obligations  of such
                 Person in respect of any of the foregoing.

                 For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

Intellectual
Property:        Has the meaning set forth in PARAGRAPH 3(K).

Interest
Period: For each Offshore Rate Loan, (a) initially, the period commencing on the date the Offshore Rate Loan is disbursed or converted from a Base Rate Loan and (b) thereafter, the period commencing on the last day of the preceding Interest Period, and, in each case, ending on the earlier of (x) the Maturity Date and (y) one month thereafter, as requested by Borrower; PROVIDED that:

                 (i) any Interest  Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and

                (ii) any Interest  Period which begins on the last  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

Investment:      Any  acquisition or any  investment by such Person,  whether by means of the purchase or other acquisition of stock or other securities of any other Person or by means of a loan, creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests in such other Person.

IP Security
Agreement:       The Patent and  Trademark  Assignment  and  Security  Agreement
                 dated as of the Closing Date between Borrower, as assignor, and Lender, as assignee.

Lien: Any mortgage, pledge, hypothecation, assignment, deposit arrangement (in the nature of compensating balances, cash collateral accounts or security interests), encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

Loan Documents:  This  Agreement,   the   Security  Agreement,  the  IP Security
                 Agreement and any promissory note, certificate, fee letter, financing statement and other instrument, document or agreement delivered in connection with this Agreement or the Security
                 Agreement or the IP Security Agreement.

Material
Adverse Effect:  Any  set  of circumstances or events  which   (a ) has or could
                 reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan
                 Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), business operations or prospects of Borrower or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower to perform its obligations and liabilities under this Agreement or any other Loan Document; provided, however, that a Material Adverse Effect under this Agreement shall not include any circumstances or events (including, without limitation, any loss of personnel, loss of customers, loss of suppliers or the delay or cancellation of any orders for products): (i) relating to the economy in general, (ii) relating to the industry in which Borrower operates in general,
                 (iii)  relating  to any  actions  taken by The  American  Stock
                 Exchange  with  respect  to its  letter to the  Borrower  dated
                 September 24, 1999, (iv) arising out of or resulting from actions contemplated by the Borrower and the Guarantor in connection with, or which is attributable to, the announcement of this Agreement and/or the transactions contemplated hereby
                 (including, without limitation, the Guarantor's acquisition of the Borrower), or (v) relating to the release of Borrower's financial results or Borrower's failure to meet any publicized financial projections for so long as Borrower's revenue and expenses are substantially in accordance with the Projections.

Maturity Date:   March 31, 2000, or  such  earlier  date on which the Commitment may terminate in accordance with the terms hereof.

Multiemployer
Plan: Any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

Negative
Pledge:          A Contractual Obligation that restricts Liens on property.

North American   The  acquisition by Guarantor of Borrower pursuant to the North
Vaccine          American   Vaccine   Acquisition   Agreement  and   all   other
Acquisition:     transactions   contemplated  by  the  North  American   Vaccine
                 Acquisition Agreement.

North American   The  Agreement  and  Plan  of Merger to be entered into between
Vaccine          Guarantor and Borrower, in  substantially  the form  of EXHIBIT
Acquisition      C hereto, as amended or modified from time to time as agreed to
Agreement:       by the parties thereto.

Offshore Rate:   For any Interest Period with respect to any Offshore Rate Loan, a rate per annum  determined pursuant to the following formula:

                      Offshore Rate =      Offshore Base Rate
                                     -------------------------------------
                                     1.00 - Eurodollar Reserve Percentage
                      Where,

                           "OFFSHORE BASE RATE" means, for such Interest Period:

                           (a) the  rate per  annum  (carried  out to the  fifth
                               decimal place) equal to the rate determined by Lender to be the offered rate that appears on the page of the Telerate Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3750) for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (b) in the event the rate referenced in the preceding
                               clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by Lender to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                           (c) in  the  event  the  rates   referenced   in  the
                               preceding clauses (a) and (b) are not available, the rate per annum determined by Lender as the rate of interest at which dollar deposits (for delivery on the first day of such Interest Period) in same day funds in the approximate amount of the applicable Offshore Rate Loan and with a term equivalent to such Interest Period would be offered by Lender's London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.


                           "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to Lender under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

Offshore Rate
Loan:            A Loan bearing interest based on the Offshore Rate.

Pension Plan:    Any  "employee  pension  benefit plan" (as such term is defined in Section 3(2) of ERISA),  other  than  a  Multiemployer Plan, that  is  subject  to  Title  IV  of  ERISA and is sponsored or maintained  by  Borrower  or any ERISA  Affiliates  or to which
                 Borrower  or  any  ERISA   Affiliate   contributes  or  has  an
                 obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

Person: Any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, governmental authority, or otherwise.

Plan: Any employee benefit plan maintained or contributed to by Borrower or by any trade or business (whether or not incorporated) under common control with Borrower as defined in
                 Section 4001(b) of ERISA and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

Principal
Shareholder:     Each of  Guarantor,  Biochem  Pharma Inc.,  Dr.  Phillip  Frost
                 and/or Frost-Nevada Limited Partnership

Projections:     The projections of balance sheets, statements of cash flows and
                 comparative   statements  of  operations  (2000  Forecast)  for
                 Borrower dated October 25, 1999 and delivered to Lender by Borrower prior to the Closing Date.

Reimbursement
Agreement:       That certain  Reimbursement  Agreement  dated as of November 1,
                 1999 between Borrower and Guarantor.

Restricted
Payment: (a) The declaration or payment of any dividend or distribution by Borrower or any of its Subsidiaries, either in cash or property, on any shares of the capital stock of any class of Borrower or any of its Subsidiaries; (b) the purchase, repayment, redemption or retirement by Borrower or any of its Subsidiaries of any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly;
                 (c) any other payment or distribution by Borrower or any of its Subsidiaries in respect of its capital stock, either directly or indirectly; (d) any Investment other than an Investment otherwise permitted under any Loan Document; and (e) the prepayment, repayment, redemption, defeasance or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness not otherwise permitted under any Loan Document to be so paid.

Royal Bank of
Canada Credit    (A) That certain letter agreement dated July 12, 1999 delivered
Facility:        by  Royal  Bank  of  Canada  and  accepted by Borrower, Biochem

                 Pharma Inc. and Biochem Pharma Holdings Inc., in an aggregate principal amount of up to US$6.0MM and (B) that certain Guarantee and Postponement of Claims from Biochem Pharma Inc. and Biochem Pharma Holdings Inc. in favor of Royal Bank of Canada dated July 1, 1999.

Securities
Exchange Act:    The Securities Exchange  Act of 1934, as amended, and all rules and regulations issued pursuant thereto.

Security
Agreement:       The  Security  Agreement  dated as of the Closing  Date between
                 Borrower, as debtor, and Lender, as secured party.

Subsidiary:      A corporation,  partnership,  joint venture,  limited liability company or other  business  entity of which a  majority  of the shares of securities or other interests  having ordinary voting power for the  election of directors  or other  governing  body
                 (other than  securities or interests  having such power only by reason  of the  happening  of a  contingency)  are at the  time beneficially  owned,  or the  management  of which is otherwise
                 controlled,   directly,  or  indirectly  through  one  or  more
                 intermediaries, or both, by Borrower.

Swap Contract:   (a)  Any  and all rate swap transactions,  basis swaps, forward rate transactions,  commodity swaps, commodity options, forward commodity  contracts,  equity or equity index swaps or options, bond or bond  price or bond  index  swaps or options or forward bond or forward bond price or forward bond index  transactions, interest rate options,  forward foreign exchange  transactions, cap  transactions,  floor  transactions,  collar  transactions,
                 currency   swap   transactions,    cross-currency   rate   swap
                 transactions,   currency   options,   or  any   other   similar
                 transactions  or  any  combination  of  any  of  the  foregoing
                 (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives
                 Association, Inc., or any other master agreement (any such master agreement, together with any related schedules, as amended, restated, extended, supplemented or otherwise modified in writing from time to time, a "MASTER AGREEMENT"), including but not limited to any such obligations or liabilities under any Master Agreement.

Synthetic Lease
Obligations:     All  monetary  obligations  of a Person  under (a) a  so-called synthetic lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

Voting Stock:    All classes  of  capital stock of Borrower then outstanding and normally entitled to vote in the election of directors.

                                                                       EXHIBIT B

                             FORM OF PROMISSORY NOTE


$30,000,000                                                  _____________, 1999


         FOR VALUE RECEIVED, the undersigned, NORTH AMERICAN VACCINE, INC., a ___________ corporation ("BORROWER"), hereby promises to pay to the order of BANK OF AMERICA, N.A. ("LENDER") the principal sum of Thirty Million Dollars (US$30,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by Lender to Borrower pursuant to the letter agreement, dated as of [__________, 1999] (such letter agreement, as it may be amended, restated, extended, supplemented or otherwise modified from time to time, being hereinafter called the "AGREEMENT"), between Borrower and Lender, on the Maturity Date. Borrower further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Agreement.

         Lender is authorized to endorse the amount and the date on which each Loan is made or converted, the Interest Period therefor (if applicable) and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; PROVIDED that any failure to so endorse such information on such schedule or continuation thereof or any error in doing so shall not limit or otherwise affect any obligation of Borrower under the Agreement or this promissory note.

         This promissory note is the promissory note referred to in, and is entitled to the benefits of, the Agreement, which Agreement, among other things, contains provisions for acceleration of the maturity of the Loans evidenced hereby upon the happening of certain stated events and also for prepayments on account of principal of the Loans prior to the maturity thereof upon the terms and conditions therein specified.

         Unless otherwise defined herein, terms defined in the Agreement are used herein with their defined meanings therein. This promissory note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

                                      NORTH AMERICAN VACCINE, INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                                                                                                                 SCHEDULE A TO NOTE
                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS
                ------------------------------------------------

      (1)                        (2)                             (3)                         (4)                      (5)
                                                           Amount of Base Rate
                           Amount of Base Rate               Loan Repaid or          Unpaid Principal
                         Loan Made or Converted           Converted to Offshore      Balance of Base               Notation
     Date                from Offshore Rate Loan               Rate Loan                 Rate Loans                Made By
     ----                -----------------------               ---------                 ----------                --------



 -------------              -------------                   -------------               -------------            -------------

 -------------              -------------                   -------------               -------------            -------------

 -------------              -------------                   -------------               -------------            -------------

 -------------              -------------                   -------------               -------------            -------------

 -------------              -------------                   -------------               -------------            -------------

 -------------              -------------                   -------------               -------------            -------------

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


                                                                                                                 SCHEDULE B TO NOTE

            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS
            --------------------------------------------------------

        (1)          (2)                      (3)                  (4)                      (5)                      (6)
                     Amount of                                     Amount of
                     Offshore Rate                                 Offshore Rate            Unpaid Principal
                     Loan Made or                                  Loan Repaid or           Balance of
                     Converted from                                Converted to Base        Offshore Rate            Notation
       DATE          BASE RATE LOAN           INTEREST PERIOD      RATE LOAN                LOANS                    MADE BY
       ----          --------------           ---------------      ---------                -----                    -------

----------           -------------            ------------         -------------            -------------            -------------

----------           -------------            ------------        -------------            -------------            -------------

----------           -------------            ------------        -------------            -------------            -------------

----------           -------------            ------------        -------------            -------------            -------------

----------           -------------            ------------        -------------            -------------            -------------

----------           -------------            ------------        -------------            -------------            -------------

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

                                                                       EXHIBIT C


             [Form of North American Vaccine Acquisition Agreement]

                           SCHEDULE 3(D) TO AGREEMENT
                               MATERIAL LITIGATION

1.) On November 2, 1998, Sharon Mates, Ph.D., then a director of the Company and the Company's former president, initiated litigation in United States District Court, District of Maryland (Civil Action No. AW 98-3678) (the "Complaint") against the Company, two of its directors and BioChem.

2.) By letter dated October 7, 1999, Chiron Behring GmbH & Co. ("Chiron") notified Borrower that Chiron was terminating "for cause" the parties' Supply and Distribution Agreement dated December 3, 1996, as amended. Chiron has alleged that Borrower misrepresented the status of regulatory approval of its products and fraudulently induced Chiron to enter into the agreement, and has demanded repayment from Borrower of $3 million in nonrefundable payments under the agreement.

                           SCHEDULE 3(F) TO AGREEMENT
                                 USE OF PROCEEDS

                                                 SCHEDULE 3(F)
                                     NON-WORKING CAPITAL USES OF PROCEEDS
                                           (THROUGH MARCH 31, 2000)

Preliminary Capital Additions Forecast
10/28/99
                                             DESCRIPTION                     IN PROGRESS VENDOR

                                             Cleaning skid                   Whiting Turner         $      16,720
                                             Cleaning skid                   Whiting Turner                 4,146
                                             MSS Project installation costs  Whiting Turner                17,010
                                             Engineering support             Whiting Turner                75,868
                                             services/mening
                                             Four agitators - Mening C       Harrington Robb               24,988
                                             Micro filtration skid/Mening C  Prime Technologies            47,864
                                             HPLC 1100                       Zee Hung Lee                  45,000
                                             Validation - HPLC               Zee Hung Lee                  10,050
                                             Centrifuge                               N/A                   5,000
                                             Integrity Tester                         N/A                  15,000
                                             pH Probes                                N/A                  20,000
                                             Plate washers                            N/A                   6,200
                                             MetOne counters                          N/A                  15,000
                                             RCS Air Samplers                         N/A                  15,000
                                             UV1201 Spectrophotometer                 N/A                   6,500
                                             Biowaste Vessel                          N/A                  50,000
                                             Biowaste Vessel/Startup                  N/A                 100,000
                                             4' Biosafety Cabinet                     N/A                   7,000
                                             UV monitor                               N/A                   2,800
                                             Fraction collector                       N/A                   2,500
                                             Acqua Cal Conductivity Std.              N/A                   3,000
                                             Azonics Temp Std                         N/A                   5,000
                                             Heat block (low temp)                    N/A                   5,950
                                             Heat block (high temp)                   N/A                   5,950
                                             Work benches                             N/A                   5,000
                                             Ultrafiltration skid                     N/A                 200,000
                                             Chem reactor (Men. C)                    N/A                  40,000
                                             Stainless steel tanks                    N/A                  50,000
                                             Miscellaneous                            N/A                   2,384

                                                 Total 4th Qtr 1999                                       803,930
                                                 Additions

                                             Chromatography columns                   N/A                  10,000
                                             UV detector                              N/A                  11,000
                                             Glucose probe                            N/A                   6,000
                                             Plate reader                             N/A                  45,000
                                             Florescent Plate reader                  N/A                  20,000
                                             Gas Chromatograph                        N/A                  35,000
                                             Microscope                               N/A                   6,000
                                             Ultrafiltration skid                     N/A                 200,000
                                             Ultrafiltration skid                     N/A                 200,000
                                             Microfiltration skid                     N/A                 250,000
                                             SS Tank/controller (for                  N/A                  50,000
                                             purification)
                                             YSI analyzer                             N/A                  12,000
                                             Integrated balance and pump              N/A                  20,000
                                             (2)
                                             Air/Oxygen mixer (for                    N/A                  20,000
                                             fermentor) (2)


                                             Incubator/Shaker                         N/A                   9,000
                                             Floor scale                              N/A                   6,000

                                                 Total 1st Qtr 2000                                       900,000
                                                 Additions

                                             TOTAL CAPEX ADDITIONS 6 MONTHS                         $   1,703,930

INTEREST PAYMENTS
                                             6.5% Notes                                             $   2,448,095
                                             4.5% Notes                                                   562,500
                                                  TOTAL INTEREST PAYMENTS                           $   3,010,595

                                                                                                    =============



                           SCHEDULE 3(K) TO AGREEMENT
            LIST OF INTELLECTUAL PROPERTY TO BE PLEDGED AS COLLATERAL


See Schedule A and Schedule B attached hereto.


------------------------------------------------------------------------------------------------------------------------------------
                                                                 SCHEDULE A
------------------------------------------------------------------------------------------------------------------------------------
                                                 PATENTS AND PATENT APPLICATIONS OF ASSIGNOR
------------------------------------------------------------------------------------------------------------------------------------
TITLE                             INVENTORS         ASSIGNEE           APPL. NO./            APPL. DATE/GRANT     STATUS
                                                                       PATENT NO.            DATE
------------------------------------------------------------------------------------------------------------------------------------
ISSUED U.S. PATENTS
------------------------------------------------------------------------------------------------------------------------------------
Method for the High Level         Blake, et al.      NVX                08/798,760           February 11, 1997     Notice of
Expression, Purification and                         (co-exclusive      (Notice of Allowance                       Allowance issued
Refolding of the Outer Membrane                      license with PMC)  issued Jan. 1999)                          January 1999
Group B Porin Proteins                                                                                             (fee paid April
                                                                                                                   1999)
------------------------------------------------------------------------------------------------------------------------------------
Method for the High Level         Blake, et al.      NVX & Rockefeller  5,439,808            August 8, 1995        Patent
Expression, Purification and                         University
Refolding of the Outer Membrane                      (co-exclusive
Group B Porin Proteins from                          license with PMC)
Neisseria Meningitidis
------------------------------------------------------------------------------------------------------------------------------------
Method for the High Level         Blake, et al.      NVX                5,747,287            May 5, 1998           Patent
Expression, Purification and                         (co-exclusive
Refolding of the Outer Membrane                      license with PMC)
Group B Porin Proteins from
Neisseria Meningitidis
------------------------------------------------------------------------------------------------------------------------------------
Group A Streptococcal             Blake et al.       NVX & Rockefeller  5,866,135            February 2, 1999      Patent
Polysaccharide Immunogenic                           University
Compositions and Methods
------------------------------------------------------------------------------------------------------------------------------------
Method for the High Level         Blake, et al.      NVX                5,879,686            March 9, 1999         Patent
Expression, Purification and                         (co-exclusive
Refolding of the Outer Membrane                      license with PMC)
Group B Porin Proteins from
Neisseria Meningitidis
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
U.S. PATENT APPLICATIONS
------------------------------------------------------------------------------------------------------------------------------------
Method for the High Level                Tai, et al.             NVX           08/096,181         July 23, 1993        Application
Expression, Purification and
Refolding of the Outer Membrane
Protein P2 from Haemophilus Type b
------------------------------------------------------------------------------------------------------------------------------------
Method for the High Level                Tai, et al.             NVX           08/449,358          May 24, 1995        Application
Expression, Purification and
Refolding of the Outer Membrane
Protein P2 from Haemophilus Type b
------------------------------------------------------------------------------------------------------------------------------------
Antigenic Group B Streptococcus         Michon, et al.           NVX           08/481,883          June 7, 1995        Application
Type II and Type III
Polysaccharide Fragments Having a
2,5-Anhydro-D-Mannose Terminal
Structure and Conjugate Vaccine
Thereof
------------------------------------------------------------------------------------------------------------------------------------
Direct Methods for Molar-Mass          Michon, D'Ambra           NVX           08/753,242       November 22, 1996      Application
Determination of Fragments of
Haemophilus Type b Capsular
Polysaccharides and Vaccine
Preparation
------------------------------------------------------------------------------------------------------------------------------------
Cloning of Non-IgA FC Binding             Tai, Blake             NVX           08/923,992       September 5, 1997      Application
Forms of the Group B Streptococcal
Beta Antigens
------------------------------------------------------------------------------------------------------------------------------------
Antigenic Group B Streptococcus         Michon, et al.           NVX           09/025,225       February 18, 1998      Application
Type II and Type III
Polysaccharide Fragments Having a
2,5-Anhydro-D-Mannose Terminal
Structure and Conjugate Vaccine
Thereof
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
Immunogenic Conjugates Comprising       Blake, et al.            NVX           09/118/180         July 17, 1998        Application
A Group B Meningococcal Porin and
an H. Influenzae Polysaccharide
------------------------------------------------------------------------------------------------------------------------------------
Modified Immunogenic Pneumolysin       Minetti, et al.           NVX           09/120,044         July 21, 1998        Application
Compositions as Vaccines
------------------------------------------------------------------------------------------------------------------------------------
Group A Streptococcal                    Blake et al.           NVX &          09/207,188        December 8, 1998      Application
Polysaccharide Immunogenic                                   Rockefeller
Compositions and Methods                                     University
------------------------------------------------------------------------------------------------------------------------------------
Procedures for the Extraction and       Michon, Blake            NVX           09/221,620       December 23, 1998      Application
Isolation of Bacterial Capsular
Polysaccharides for Use as
Vaccines or Linked to Proteins as
Conjugate Vaccines
------------------------------------------------------------------------------------------------------------------------------------
Gram Positive Bacterial Antigens       Long-Rowe, Blake          NVX           09/399,220       September 17, 1999     Application
and Methods of Purification of the
Streptococcal C-Beta Protein
------------------------------------------------------------------------------------------------------------------------------------
Immunogenic Polysaccharide-Protein      Michon et al.            NVX           09/376,911        August 18, 1999       Application
Conjugate Useful as a Vaccine
Produced Via Conjugation Through a
CZ-3 N-Acyl Portion F A
Polysaccharide
------------------------------------------------------------------------------------------------------------------------------------


                                      A-1.


---------------------------------------------------------------------------------------------------------------------------
                                                                 SCHEDULE B
---------------------------------------------------------------------------------------------------------------------------
                                                         U.S. TRADEMARKS OF ASSIGNOR
---------------------------------------------------------------------------------------------------------------------------
MARK                               STATUS              APPL NO./     APPL./REGIS. DATE        OWNER OF RECORD
                                                       REGIS. NO.
---------------------------------------------------------------------------------------------------------------------------
     REGISTERED U.S. TRADEMARKS
---------------------------------------------------------------------------------------------------------------------------
Globe Design                       Registered          1,932,111     October 31, 1995         North American Vaccine, Inc.
---------------------------------------------------------------------------------------------------------------------------
AMVAX                              Registered          1,967,632     April 16, 1996           North American Vaccine, Inc.
---------------------------------------------------------------------------------------------------------------------------
TRINAVACEL                         Registered          2,101,121     September 30, 1997       American Vaccine Corporation
---------------------------------------------------------------------------------------------------------------------------
TRIVAX                             Registered          2,118,360     December 2, 1997         American Vaccine Corporation
---------------------------------------------------------------------------------------------------------------------------
NAVA                               Registered          2,267,812     August 3, 1999           American Vaccine Corporation
---------------------------------------------------------------------------------------------------------------------------
     PENDING U.S. TRADEMARK APPLICATIONS
---------------------------------------------------------------------------------------------------------------------------
THE IMPORTANCE OF OUR WORK         Pending             75/190,826    October 29, 1996         American Vaccine Corporation
GROWS BIGGER EVERY DAY
---------------------------------------------------------------------------------------------------------------------------
NEISVAC-C                          Pending             Not Avail.    August 26, 1999          American Vaccine Corporation
---------------------------------------------------------------------------------------------------------------------------
NEISIVA                            Pending             Not Avail.    August 26, 1999          American Vaccine Corporation
---------------------------------------------------------------------------------------------------------------------------
MENCIVA                            Pending             Not Avail.    August 26, 1999          American Vaccine Corporation
---------------------------------------------------------------------------------------------------------------------------

                          SCHEDULE 4(C)(I) TO AGREEMENT
                            OUTSTANDING INDEBTEDNESS


                                     Annex B
                       Liabilities Greater than $1,000,000

Indenture dated May 7, 1996 between NAV and Marine Midland Bank, together with related 6.5% Convertible Subordinated Notes.

Master Agreement dated November 1, 1996 between NAV and General Electric Capital Corporation

Indenture dated November 12, 1998 by and between the Company and Bankers Trust Company, as Trustee

                         SCHEDULE 4(C)(II) TO AGREEMENT
                           LIENS AND NEGATIVE PLEDGES


                                Schedule 4(c)(ii)
                           Liens and Negative Pledges


Master Agreement dated November 1, 1996 between NAV and General Electric Capital Corporation, including Security Agreement dated November 1, 1996.

Security and Pledge Agreement dated November 12, 1998 by and between the Company and Bankers Trust Company, as trustee

Lease dated September 9, 1999 between Borrower and WRIT Limited Partnership

Lease dated February 19, 1999 between Borrower and Newcourt Financial USA Inc. (capital lease for mass spectrometer)

Lease dated March 25, 1998 between Borrower and ARE-10150 Old Columbia LLC

Assignment of Deposit Account dated April 2, 1998 by Borrower to Chase Manhattan Bank, with Notice of Assignment and Notice of Letter of Credit dated April 3, 1998